UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2013, Eastern Virginia Bankshares, Inc. (the “Company”) issued a press release (the “Original Press Release”) announcing the Company’s financial results for the period ended September 30, 2013. The Original Press Release was furnished as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on October 29, 2013. The Original Press Release stated an incorrect number of average fully diluted common shares outstanding for the three and nine months ended September 30, 2013, which resulted in the inclusion in the Original Press Release of an incorrect fully diluted loss per common share figure for the three and nine months ended September 30, 2013.

On November 13, 2013, the Company issued a revised press release with the correct average fully diluted common shares outstanding and diluted loss per common share figures. A copy of the revised press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Revised press release dated November 13, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: November 13, 2013
	By:	/s/ J. Adam Sothen
J. Adam Sothen Executive Vice President & Chief Financial Officer